Exhibit 99.2

FINANCIAL STATEMENTS

OF

CONNECTICUT NATURAL GAS CORPORATION

AS OF SEPTEMBER 30, 2015 AND DECEMBER 31, 2014 AND
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

(UNAUDITED)

TABLE OF CONTENTS

Page Number

Financial Statements:

Statement of Income for the three and nine months ended September 30, 2015 and 2014	3

Balance Sheet as of September 30, 2015 and December 31, 2014	4

Statement of Cash Flows for the nine months ended September 30, 2015 and 2014	6

Statement of Changes in Shareholder’s Equity	7

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2015	2014	2015	2014

Operating Revenues	$41,287	$41,958	$242,552	$272,849

Operating Expenses
Operation
Natural gas purchased	11,635	14,087	114,372	149,434
Operation and maintenance	22,207	19,793	61,359	54,494
Depreciation and amortization	7,905	7,411	23,560	22,384
Taxes - other than income taxes	3,836	4,057	16,513	17,053
Total Operating Expenses	45,583	45,348	215,804	243,365
Operating Income (Loss)	(4,296)	(3,390)	26,748	29,484

Other Income and (Deductions), net	186	134	824	386

Interest Charges, net
Interest on long-term debt	2,185	2,323	6,556	7,109
Other interest, net	159	281	591	718
	2,344	2,604	7,147	7,827
Amortization of debt expense and redemption premiums	23	41	69	86
Total Interest Charges, net	2,367	2,645	7,216	7,913

Income (Loss) Before Income Taxes	(6,477)	(5,901)	20,356	21,957

Income Taxes	(2,234)	(3,050)	7,243	7,834

Net Income (Loss)	(4,243)	(2,851)	13,113	14,123
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	6	6	20	(21)

Net Income (Loss) attributable to Connecticut Natural Gas Corporation	$(4,249)	$(2,857)	$13,093	$14,144

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net Income (Loss)	$(4,243)	$(2,851)	$13,113	$14,123
Other Comprehensive Income (Loss), net of income taxes
Changes in unrealized gains(losses) related to pension and other post-retirement benefit plans	-	-	128	-
Total Other Comprehensive Income (Loss), net of income taxes	(4,243)	(2,851)	13,241	14,123
Comprehensive Income
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	6	6	20	(21)
Comprehensive Income (Loss)	$(4,249)	$(2,857)	$13,221	$14,144

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	September 30, 2015	December 31, 2014
Current Assets
Unrestricted cash and temporary cash investments	$13,900	$7,074
Accounts receivable less allowance of $2,000 and $3,300, respectively	45,808	64,266
Unbilled revenues	3,925	21,402
Current regulatory assets	14,196	13,761
Deferred income taxes	3,673	2,267
Natural gas in storage, at average cost	27,868	39,627
Materials and supplies, at average cost	1,562	1,252
Refundable taxes	1,154	1,510
Prepayments	2,969	1,021
Intercompany Receivable	5,000	-
Other	175	175
Total Current Assets	120,230	152,355

Other investments	1,719	556

Net Property, Plant and Equipment	530,850	501,297

Regulatory Assets	110,865	115,930

Deferred Charges and Other Assets
Unamortized debt issuance expenses	656	725
Goodwill	79,341	79,341
Other	234	-
Total Deferred Charges and Other Assets	80,231	80,066

Total Assets	$843,895	$850,204

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET
LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	September 30, 2015	December 31, 2014
Current Liabilities
Current portion of long-term debt	$1,619	$1,616
Accounts payable	29,283	59,515
Accrued liabilities	13,274	11,621
Current regulatory liabilities	15,925	4,346
Interest accrued	2,958	2,098
Taxes accrued	7,692	3,615
Total Current Liabilities	70,751	82,811

Deferred Income Taxes	18,359	18,589

Regulatory Liabilities	179,838	171,596

Other Noncurrent Liabilities
Pension accrued	58,381	61,024
Other post-retirement benefits accrued	12,690	13,390
Other	7,414	7,338
Total Other Noncurrent Liabilities	78,485	81,752

Commitments and Contingencies

Capitalization
Long-term debt, net of unamortized premium	140,558	141,773

Preferred Stock, not subject to mandatory redemption	340	340

Common Stock Equity
Common stock	33,233	33,233
Paid-in capital	315,304	315,304
Retained earnings	6,926	4,833
Accumulated other comprehensive income	101	(27)
Net Common Stock Equity	355,564	353,343

Total Capitalization	496,462	495,456

Total Liabilities and Capitalization	$843,895	$850,204

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash Flows From Operating Activities
Net Income	$13,113	$14,123
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,629	22,470
Deferred income taxes	287	379
Pension expense	5,526	4,950
Regulatory activity, net	10,761	26,433
Other non-cash items, net	(2,717)	157
Changes in:
Accounts receivable, net	19,758	21,235
Unbilled revenues	17,477	15,071
Natural gas in storage	11,759	(1,116)
Prepayments	(1,948)	(369)
Accounts payable	(32,161)	(26,210)
Taxes accrued/refundable, net	4,433	(1,589)
Accrued pension	(7,674)	(7,167)
Accrued other post-employment benefits	(1,195)	(1,223)
Accrued liabilities	1,653	6,844
Other assets	(544)	1,124
Other liabilities	1,002	1,213
Total Adjustments	50,046	62,202
Net Cash provided by Operating Activities	63,159	76,325

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(40,313)	(35,069)
Intercompany receivable	(5,000)	4,000
Other	-	690
Net Cash used in Investing Activities	(45,313)	(30,379)

Cash Flows from Financing Activities
Distribution of capital	-	(42,100)
Payment of common stock dividend	(11,000)	(774)
Payments on long-term debt	-	(10,000)
Other	(20)	21
Net Cash used in Financing Activities	(11,020)	(52,853)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	6,826	(6,907)
Balance at beginning of period	7,074	8,620
Balance at end of period	$13,900	$1,713

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$6,509	$3,307

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
September 30, 2015
(Thousands of Dollars)
(Unaudited)

	Common Stock		Paid-in	Retained Earnings (Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Deficit)	Income	Total
Balance as of December 31, 2014	10,634,436	$33,233	$315,304	$4,833	$(27)	$353,343

Net income				13,113		13,113
Other comprehensive income, net of income taxes					128	128
Payment of commom stock dividend				(11,000)		(11,000)
Payment of preferred stock dividend				(20)		(20)
Balance as of September 30, 2015	10,634,436	$33,233	$315,304	$6,926	$101	$355,564